UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 9, 2009

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.   Other Events.

On March 9, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has requested a hearing to appeal the determination of the Nasdaq Stock Market to delist the Company’s common stock from the Nasdaq Capital Market due to noncompliance with Nasdaq Marketplace Rule 4310(c)(3)1 to a Listing Qualifications Panel (the “Panel”). The hearing request automatically postpones the delisting of the Company’s securities pending issuance of the Panel’s decision.  The Company expects to have a hearing date scheduled in the next 45 days.

Cautionary Statement

Some of the statements included in this Form 8-K may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: There can be no assurance that the Company will satisfy Nasdaq's conditions for continued listing on The Nasdaq Capital Market, that any potential appeal or hearing for a stay of delisting from The Nasdaq Capital Market will be successful, or that the Company's common stock will remain listed on The Nasdaq Capital Market; or that the Company's stock will not be affected by other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information in our website is not incorporated by reference into this press release and is included as an inactive textual reference only.

1 Marketplace Rule 4310(c)(3) standards require the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: March 9, 2009

	By:	/s/ James F. Oliviero
James F. Oliviero
Vice President, Finance

  INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated March 9, 2009.